FIRST AMENDMENT TO AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT AND OTHER DOCUMENTS

THIS FIRST AMENDMENT TO AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “First Amendment”) is made as of the 1st day of November, 2013, by and among (i) LTN ACQUISITION, LLC, a Delaware limited liability company (the “Parent”), LTN STAFFING, LLC, a Delaware limited liability company formerly known as LTN Operating Co., LLC and wholly-owned subsidiary of the Parent, which, as hereinafter provided in this First Amendment, intends to convert to a Delaware corporation named BG Staffing, Inc. (“LTN Staffing”), BG STAFFING, LLC, a Delaware limited liability company and wholly-owned subsidiary of LTN Staffing (“BG Staffing”), BG PERSONNEL SERVICES, LP, a Texas limited partnership and subsidiary of LTN Staffing (“BG Personnel Services”), BG PERSONNEL, LP, a Texas limited partnership and subsidiary of LTN Staffing (“BG Personnel”), and B G STAFF SERVICES INC., a Texas corporation and wholly-owned subsidiary of LTN Staffing (“B G Staff Services”; and together with LTN Staffing, BG Staffing, BG Personnel Services and BG Personnel, collectively, “Borrowers” and each a “Borrower”; and, together with the Parent and the Borrowers, collectively, the “Companies” and each a “Company”), parties of the first part, and (ii) LEGG MASON SBIC MEZZANINE FUND, L.P., a Delaware limited partnership (“Calvert”), BROOKSIDE PECKS CAPITAL PARTNERS, L.P., a Delaware limited partnership (“Brookside”; and, together with Calvert, collectively, the “2007 Lenders”) and BROOKSIDE MEZZANINE FUND II, L.P., a Delaware limited partnership (“Brookside II”; and, together with the 2007 Lenders, collectively, the “Lenders” and each a “Lender”).

W I T N E S S E T H:

WHEREAS, the Companies and the Lenders are parties to that certain Amended and Restated Securities Purchase Agreement dated May 28, 2013 (the “Purchase Agreement”), pursuant to which the Lenders made and/or redocumented previously made senior subordinated loans to the Borrowers, on the terms and subject to the conditions set forth therein; and

WHEREAS, the Companies have advised the Lenders that LTN Staffing and Parent intend to enter into the Reorganization Agreement (as defined herein) whereby they will effect the following transactions on a mutually agreed upon date: (a) LTN Staffing shall acquire Parent through a merger of Parent with and into LTN Staffing, with LTN Staffing as the surviving limited liability company (the “Merger Transaction”); (b) immediately following the Merger Transaction, LTN Staffing shall convert from a Delaware limited liability company to a Delaware corporation named BG Staffing, Inc. (the “Conversion Transaction,” and, with the Merger Transaction and the other transactions contemplated by the Reorganization Agreement, the “Reorganization”); (c) in connection with the Reorganization, the Lenders shall exchange all of their right, title and interest in, to and under the SubDebt Units and Calvert Class A Purchased Units, as applicable, for shares of common stock of LTN Staffing following the Reorganization (such securities exchange transaction shall be deemed part of the Reorganization); and (d) LTN Staffing shall file a registration statement with the SEC (as defined herein) to register certain of its securities under the Securities Act, and upon the effectiveness of such registration statement, shall become a publicly reporting company under the Exchange Act (the “SEC Transaction”); and

WHEREAS, in connection with the Reorganization, the Lenders shall also exchange the Warrants for warrants to acquire common stock of LTN Staffing, as required by the terms of the Warrants, the Reorganization and herein; and

WHEREAS, the Companies have also advised the Lenders that the Companies shall change their principal place of business from 14900 Landmark Boulevard, Suite 300, Dallas, TX 75254, to 5000 Legacy Drive, Suite 350, Plano, TX 75024 (the “Address Change Transaction”; and together with the Reorganization and the SEC Transaction, collectively, the “Subject Transactions”); and

WHEREAS, the Companies have requested that (a) Lenders consent to the Subject Transactions and (b) amend the Purchase Agreement and the other Loan Documents in certain respects, and Lenders are agreeable to each such request, on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Companies and the Lenders, the parties hereto hereby agree as follows:

1. Incorporation of Recitals. The recitals to this First Amendment (including the defined terms set forth therein) are hereby incorporated by reference thereto as if fully set forth in this First Amendment.

2. Definitions. Capitalized terms used herein (or in the recitals hereto) and not otherwise defined herein are used with the meanings given such terms in the Purchase Agreement.

3. Amendments to Defined Terms. The definitions contained in the Purchase Agreement are hereby amended as follows:

(a) Section 1.2 is amended to include the following additional definitions in their respective proper numerical and alphabetical places therein:

“Address Change Transaction” has the meaning given such term in the First Amendment.

“Brookside Common Stock” means, collectively, the shares of LTN Common Stock (after giving effect to the Conversion Transaction) to be issued by LTN Staffing to Brookside in exchange for the Brookside Subdebt Units as part of the Reorganization.

“Brookside II A/R Warrant” means the Amended and Restated Warrant executed and delivered by LTN Staffing (after giving effect to the Conversion Transaction) in favor of Brookside II pursuant to Section 17(f) of the First Amendment, in form and substance satisfactory to Brookside, and in exchange for the Brookside II Warrant, under which Brookside II has the right to purchase LTN Common Stock described therein, and any future amendments, restatements, modifications or supplements thereof or thereto.

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“Brookside II Warrant Stock” means, collectively, LTN Common Stock required to be issued, or which has been issued (as appropriate) as part of the Reorganization, upon exercise of the Brookside II A/R Warrant.

“Calvert Purchased Stock” means, collectively, the shares of LTN Common Stock (after giving effect to the Reorganization Transaction) to be issued by LTN Staffing in exchange for the Calvert Class A Purchased Units as part of the Reorganization.

“Calvert Common Stock” means, collectively, (i) the shares of LTN Common Stock of (after giving effect to the Conversion Transaction) currently held by Calvert, to be issued by LTN Staffing to Calvert in exchange for the Calvert Subdebt Units, as part of the Reorganization and (ii) the Calvert Purchased Stock.

“Calvert A/R Warrant” means the Amended and Restated Warrant executed and delivered by LTN Staffing (after giving effect to the Conversion Transaction) in favor of Calvert pursuant to Section 17(f) of the First Amendment, in form and substance satisfactory to Calvert, and in exchange for the Calvert Warrant, under which Calvert has the right to purchase LTN Common Stock described therein, and any future amendments, restatements, modifications or supplements thereof or thereto.

“Calvert Warrant Stock” means, collectively, LTN Common Stock (after giving effect to the Conversion Transaction) required to be issued, or which has been issued (as appropriate), upon exercise of the Calvert A/R Warrant.

“Conversion Date” means the date on which the Conversion Transaction is consummated.

“Conversion Transaction” has the meaning given such term in the First Amendment.

“First Amendment” shall mean that certain First Amendment to Amended and Restated Securities Purchase Agreement and Other Loan Documents dated as of November 1, 2013 by and among the Companies and Lenders.

“Fully-Diluted Stock Percentage Interest” means, with respect to any applicable stockholder of the Parent at any applicable time, the percentage obtained by reference to a fraction, (i) the numerator of which is the number of outstanding shares of LTN Common Stock, on a fully-diluted basis, held by a stockholder of the Parent, and (ii) the denominator of which is the issued and outstanding shares of LTN Common Stock on a Fully-Diluted Basis.

“LTN Common Stock” means, collectively, the Capital Stock of LTN Staffing designated as voting common stock, having a par value of $0.01 per share, in the Certificate of Incorporation of LTN Staffing, after giving effect to the Conversion Transaction.

“Merger Transaction” has the meaning given such term in the First Amendment.

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“Reorganization” has the meaning given such term in the First Amendment.

“Reorganization Agreement” shall mean the Reorganization Agreement dated as of November 1, 2013 by and among Parent and LTN Staffing.

“SEC” shall mean the Securities and Exchange Commission.

“SEC Transaction” has the meaning given such term in the First Amendment.

“SubDebt Stock” means, collectively, (i) the Brookside Common Stock and (ii) the Calvert Common Stock.

“Subject Transactions” has the meaning given such term in the First Amendment.

“Warrant Stock” means, collectively, (i) the Brookside II Warrant Stock and (ii) the Calvert Warrant Stock.

(b) The following defined terms set forth in Section 1.2 of the Purchase Agreement are hereby modified, amended and restated to read in their entirety as follows:

“Board” means the Board of Directors of the Parent, as comprised from time to time.

“Change in Control” means the occurrence of any of the following events: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) of Capital Stock representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Parent (i.e. BG Staffing, Inc., a Delaware corporation after giving effect to the Conversion Transaction); or (b) Parent (i.e. BG Staffing, Inc., a Delaware corporation after giving effect to the Conversion Transaction) shall cease to own and control, directly or indirectly, all of the outstanding Capital Stock of any of BG Staffing, BG Personnel Services, BG Personnel or B G Staff Services. For the purpose hereof, the terms “control” or “controlling” shall mean the possession of the power to direct, or cause the direction of, the management and policies of a Borrower by contract or voting of securities or ownership interests.

“Fully-Diluted Basis” means, as at any applicable time, the number of shares of LTN Common Stock outstanding assuming the conversion or exchange of all outstanding convertible or exchangeable securities and the exercise of all outstanding warrants, options or other rights to subscribe for or purchase any LTN Common Stock, including (without limitation) the Warrants.

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“Loan Documents” means, collectively, (i) this Agreement, (ii) the Senior Subordinated Notes, (iii) the Suretyship, (iv) the Warrants, (v) the Management Fee Subordination Agreement, (iv) the Senior Lender Subordination Agreement, (v) the First Amendment, and (vi) all other documents executed and delivered to the Lender by or on behalf of any Company or any Subsidiary in connection therewith, and any modifications, amendments, restatements, substitutions and replacements of or for any of the foregoing.

“Parent Securities” means, collectively, any Capital Stock of LTN Staffing, securities convertible or exchangeable for Capital Stock or options, warrants or other rights to acquire Capital Stock including, without limitation, the LTN Common Stock.

“Warrant” and “Warrants” means, collectively or individually, as appropriate, (i) the Brookside II A/R Warrant and (ii) the Calvert A/R Warrant.

(c) The Purchase Agreement is further amended such that, from and after the Conversion Date, all references to “Parent”, “LTN Staffing, LLC” or the defined term of “LTN Staffing” as a “Borrower” or otherwise shall be deemed to mean and refer to BG Staffing, Inc., a Delaware corporation.

(d) The Purchase Agreement is further amended such that, from and after the Conversion Date, all references to the “LLC Agreement” shall be deleted.

(e) The Purchase Agreement is further amended such that, from and after the Conversion Date, all references to the “Subdebt Units” shall be deemed to mean and refer to the “Subdebt Stock.”

(f) The Purchase Agreement is further amended such that, from and after the Conversion Date, all references to the “Units” shall be deemed to mean and refer to the “Parent Securities.”

(g) The Purchase Agreement is further amended such that, from and after the Conversion Date, all references to the “Warrant Units” shall be deemed to mean and refer to the “Warrant Stock.”

(h) The Purchase Agreement is further amended such that, from and after the Conversion Date, all references to the “Fully-Diluted Membership Percentage Interest” shall be deemed to mean and refer to the “Fully-Diluted Stock Percentage Interest.”

4. Amendment to Financial Statements. Subsection 6.1(a), (b) and (c) of the Purchase Agreement are hereby amended and restated and shall read in their entirety as follows:

“(a) (x) promptly when available upon filing of the same with the SEC, a copy of the registration statement filed pursuant to the SEC Transaction and each amendment thereto; and (y) promptly when available, in any event by not later than the earlier of (i) within one hundred twenty (120) days after the close of each of its fiscal years, or (ii) the date of filing its annual report on Form 10-K with the SEC, a copy of the annual audited financial statements of Companies, including consolidated balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as Lenders may request, in reasonable detail, prepared and certified without adverse reference to going concern value and without qualification by an independent auditor of recognized standing, selected by Companies and reasonably acceptable to Lenders; and

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(b) promptly when available, and in any event, within thirty (30) days following the end of each month, provided that with respect to each March, June, September and December, by not later than the earlier of (i) thirty (30) days following the end of such month, or (ii) the date of filing each quarterly report on Form 10-Q with the SEC, a copy of the consolidated financial statements of Companies regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended and such other information (including nonfinancial information) as Lenders may request, in reasonable detail, prepared and certified as true and correct by Companies’ treasurer or chief financial officer.

(c) [Intentionally Deleted].”

5. Reports. Subsection 6.1(k) is hereby added to the Purchase Agreement and shall read in their entirety as follows:

“(k) promptly upon filing the same with the SEC, provide to Lenders a copy of each report on Form 8-K, each proxy statement and each other filing made by Company with the SEC. Borrowers shall also, within such period of time as Lenders may specify, deliver to Lenders such other schedules and reports as Lenders may require.”

6. Amendment to Board Observation Rights; Frequency of Board Meetings. Section 6.14 of the Purchase Agreement is hereby amended and restated and shall read in its entirety as follows:

“6.14 Board Observation Rights; Frequency of Board Meetings.

(a) Each Lender shall have the right to designate and appoint one (1) representative to attend all special and regular meetings of the Board of the Parent solely for the purpose of observing the proceedings thereof (the “Observation Right”). In furtherance of the Observation Right, (i) Parent shall give each Lender not less than the same prior notice of the time and place of all meetings of a Board (or any committee thereof) as is given to such Board members (or such committee members, as appropriate); provided, however, notwithstanding the foregoing, (i) in no event shall any Lender receive less than (A) ten (10) days’ advance written notice of regular Board meetings, and (B) the advance written notice of special Board meetings that the Parent is required to deliver to its directors under and pursuant to the Organizational Documents of the Parent, (ii) Parent shall furnish each Lender with all materials (including any distribution of unsigned unanimous written consents for execution) furnished to a Board at the same time it provides such materials to such Board and shall promptly (A) furnish each Lender with copies of the minutes of all meetings of a Board and copies of all unanimous consents in writing adopted by the members of a Board, and (B) reimburse each Lender for its reasonable costs and expenses in attending a Board and committee meetings as an observer pursuant hereto. Any individual designated and appointed to participate as an observer pursuant to an Observation Right may, at any time and from time to time, be removed with or without cause, by (and only by) such Lender and replaced by another designee and appointee of any Lender by (and only by) such Lender by written notice to the Borrowers and a Board.

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(b) All confidential materials and information furnished by any Company to any Lender and its designated representative in connection with the Observation Right shall be kept confidential.

(c) Parent will duly call and hold meetings of the Board (and its executive, audit and compensation committees, if applicable) not less frequently than quarterly during each Fiscal Year.

(d) The Lenders shall also have an Observation Right for and with respect to meetings of the board of directors (or any committee thereof) of any Subsidiary of any Company, on the same terms and conditions as are otherwise set forth in Sections 6.14(a) through (c), as if such provisions were set forth in their entirety in this Section 6.14(d).”

7. Amendment to Preemptive Rights; Additional Debt. Section 6.15 of the Purchase Agreement is hereby amended and restated and shall read in its entirety as follows:

“6.15 Preemptive Rights; Additional Debt.

(a) In the event that, at any time after the Conversion Date, the Parent proposes to sell, in one or more transactions, (i) additional Parent Securities or other equity interests in the Parent, (ii) any security or instrument directly or indirectly convertible or exchangeable for Parent Securities or other equity interests in the Parent, or (iii) any other securities or financial instruments having one or more features of equity securities (collectively referred to herein as “Additional Equity Securities”), the Parent shall first offer to each Lender the opportunity to purchase such Lender’s Fully-Diluted Stock Percentage Interest of the Additional Equity Securities at an amount equal to the price or other consideration for which such Additional Equity Securities are to be issued such that such Lender may continue to maintain its same proportionate equity ownership of the Parent as represented by the applicable Warrant issued to such Lender hereunder and/or shares (or other securities) issued thereunder and/or owned by such Lender as of such issuance of Additional Equity Securities.

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(b) In the event that the Parent proposes to sell or issue Additional Equity Securities, the Parent shall promptly provide written notice thereof to each Lender (the “Additional Issuance Notice”), which Additional Issuance Notice shall be furnished at least twenty (20) days before the proposed sale or issuance of the Additional Equity Securities. The Additional Issuance Notice shall describe, in reasonable detail, the proposed sale (including, without limitation, the aggregate amount of Additional Equity Securities to be sold, the nature of such sale or transfer, and the consideration to be paid).

(c) Upon receipt of the Additional Issuance Notice, each Lender shall, within such twenty (20) day period, notify the Parent in writing of its election to purchase all or any portion of the Additional Equity Securities which it has the right to purchase under Section 6.15(a). The closing of any such purchase shall occur within fifteen (15) days of the date of such notice of election to purchase or at any closing date for the sale of the Additional Equity Securities to other parties specified in the Additional Equity Notice. Failure by either Lender to provide such notice or close such purchase within such time periods shall be deemed an election by such Lender not to accept such offer, but shall not adversely affect the right of such Lender to be included in any subsequent offers of Additional Equity Securities by the Parent.

(d) Notwithstanding the foregoing, the rights of each Lender set forth in this Section 6.15 shall not apply to any issuance or proposed issuance by the Parent of Additional Equity Securities to be issued under and pursuant to the Warrants.

(e) In addition to the rights of the Lenders referred to in Section 6.15(a), the Companies shall provide the Lenders with at least thirty (30) days’ advance written notice of its desire to incur Debt for borrowed money or issue any Debt securities (other than Permitted Debt) (“Additional Debt”) while any of the Obligations are outstanding and provide the Lenders with the first and prior right to provide such Additional Debt on such terms and conditions as are mutually acceptable to both the Lenders and the Companies. In furtherance thereof, if the Lenders desire to provide the Additional Debt, then the Lenders and the Companies shall in good faith negotiate the terms and conditions thereof, provided that the Companies shall be permitted to obtain such Additional Debt from a third party in the event that the Companies and the Lenders are unable to mutually agree upon the terms and conditions on which the Additional Debt will be provided by the Lenders.

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(f) Notwithstanding the requirements of this Section 6.15, if the Board determines in good faith that it would be in the best interests of the Parent to proceed with an issuance, sale or exchange of any Additional Equity Securities without compliance with this Section 6.15, Parent may proceed with any such issuance, sale or exchange without having complied with the provisions of this Section 6.15; provided that in such event the Board shall, promptly but in any event within thirty (30) days thereafter, offer Lenders such rights to purchase Additional Equity Securities as the Board shall in good faith determine to be equitable in the circumstances in order to fulfill, for Lenders’ benefit, the purpose and intent of this Section 6.15.”

8. Amendment to Right to Put Subdebt Units and Warrant Units. Section 6.16 of the Purchase Agreement is hereby amended and restated and shall read in its entirety as follows:

“6.16 Right to Put Subdebt Stock and Warrant Stock.

(a) Put Right. At any time during the Put Period, each Lender shall have the right, upon written notice to the Parent (the “Put Notice”), to put to the Parent (i.e. to sell and require the Parent to purchase) (an “Exercising Lender”) (x) all and not less than all of the Subdebt Stock held by such Lender, (y) all and not less than all of the Warrant Stock acquired by such Lender under the Warrants and/or (z) all and not less than all of the Warrant Stock issuable upon exercise of the Warrants held by such Lender (collectively, the “Put Securities”) for an amount, payable by wire transfer of immediately available funds, equal to (i) the greater of (A) five and one-half (5.5) times Adjusted EBITDA for the most recent trailing twelve (12) (TTM) month period immediately preceding the Put Date minus the aggregate amount of Funded Debt of the Parent and its Subsidiaries outstanding as of the Put Date plus cash, Cash Equivalents, financial instruments, and marketable securities of the Parent and its Subsidiaries as of the Put Date, or (B) the Fair Market Value, multiplied by (ii) percentage representing the Fully-Diluted Stock Percentage Interest of the Put Securities being put by the Exercising Lender hereunder (the amount required to be paid by the Parent to an Exercising Lender in connection with any Put exercised under this Section 6.16(a) being referred to herein as the “Put Price”).

(b) Calculation of Put Price. In connection with the foregoing, as soon as possible following the Put Date, but in any event not later than thirty (30) days following the Put Date, the Parent shall furnish, or cause to be furnished, to the Exercising Lender its calculation of the Put Price under clause (i)(A) of Section 6.16(a), which shall be certified as true, correct and complete by the Parent’s Chief Financial Officer and which shall be accompanied by those financial and related statements, data and information used by the Parent in connection with such calculation. The Parent shall also furnish the Exercising Lender with such additional information that the Exercising Lender may reasonably request in connection with the Parent’s calculation of the Put Price. The Exercising Lender shall have the right to cause the Accounting Firm to review and verify the calculation of the Put Price, and the Parent shall provide such party with all documents and information necessary for such review and calculation. The reasonable fees and expenses of the Accounting Firm in connection with such review shall be paid by the Parent.

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(c) Payment of Put Price. Payment of the Put Price payable upon the exercise of any Put shall be made by the Parent to the Exercising Lender in the manner required by Section 6.16(a) within fifteen (15) days after the Put Price has been determined, unless the Put Price is determined in connection with the occurrence of a Liquidity Event (in which case the Put Price shall be payable concurrently with the occurrence of the Liquidity Event). Each Borrower hereby, jointly and severally, guarantees and becomes surety for the prompt payment and satisfaction of the Put Price hereunder.

(d) Revocation Right. The Exercising Lender shall have the right at any time prior to receiving the Put Price to revoke, in writing, the Put to which it relates (and in such case the Exercising Lender shall pay the reasonable out-of-pocket costs incurred by the Parent in connection with any determination of Fair Market Value and the Accounting Firm resulting from such Put), in which case the provisions of this Section 6.16 and the Exercising Lender’s right to exercise a Put thereafter shall continue unaffected.

(e) Fair Market Value; Liquidity Event. The parties recognize, acknowledge and agree that the amount of consideration payable in respect of the Put Securities in connection with a Liquidity Event is indicative of the fair market value of such Put Securities at the time of such Liquidity Event. As a result, notwithstanding anything contained herein to the contrary, in the event that the Put is being executed in connection with a Liquidity Event that has been or is being completed or at any time within six (6) months after a Liquidity Event has been completed, and the Liquidity Event involves the sale of more than fifty percent (50%) of the issued and outstanding Parent Securities or liquidation of Parent following a sale of all or substantially all of Parent’s assets, then Fair Market Value shall be determined by reference to the consideration due and payable (or that would have been due and payable) to the Exercising Lender in respect of its Put Securities at the closing of such Liquidity Event.

(f) Notice to Other Lender. The Exercising Lender shall deliver a copy of the Put Notice to the other Lender simultaneously with its delivery thereof to the Parent, unless the Put Notice has been delivered jointly by the Lenders as Exercising Lenders hereunder. It is understood that a Lender shall have the right to deliver a Put Notice and become an Exercising Lender at any time and, if so delivered after a Put Notice has been delivered by the other Lender but closing with respect thereto has not yet occurred, then the Parent shall be required to simultaneously purchase all Put Securities pursuant hereto at the closing of the Put Securities of the Exercising Lender that first exercised its put hereunder.

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(g) Put Closing; Deferred Closing. Upon the exercise by an Exercising Lender of the Put, the Parent covenants and agrees that it shall set aside in trust for the benefit of each Exercising Lender all funds necessary to purchase the Put Securities subject to the Put, which funds shall be used to pay the Put Price payable to such Exercising Lender, upon the surrender of the certificates, if any, representing the Put Securities subject to the Put to the Parent for purchase (or such affidavits, indemnity and undertakings as would be reasonably necessary to replace any certificate claimed to have been lost, stolen or destroyed). In the event that the Parent does have sufficient funds on hand to pay the Put Price, then Parent shall, and cause its Subsidiaries to, use any and all commercially reasonable efforts to obtain funds in the form of debt and/or equity financing sufficient to pay the Put Price in cash to each Exercising Lender. Further, if legally available funds under the corporate law of the State of Delaware are insufficient to pay the entire Put Price for the Put Securities required to be purchased in connection with the Put (as reasonably and in good faith determined by the Board and supported by an opinion of counsel to the Parent that is reasonably satisfactory to the Exercising Lender) and the Parent is unable to obtain financing in an amount sufficient to pay the entire Put Price for the Put Securities required to be purchased in connection with the Put as contemplated by the provisions of the immediately preceding sentence, then each Exercising Lender may elect pursuant to written notice to the Parent.

(i) Deferred Purchase Date. To allow the Put rights exercised by the Exercising Lender hereunder to remain exercised and defer the closing date until any of the first five (5) Business Days after there are sufficient legally available funds under the corporate law of the State of Delaware to effect the purchase at which time the Put Price shall be recalculated to be an amount equal to the greater of the original Put Price or the Put Price as of the date of payment of such Put Price, provided that, as and to the extent that there are sufficient legally available funds under applicable law to effect the purchase, the Parent and its Subsidiaries jointly and severally shall promptly make partial payments of the Put Price, together with accrued interest thereon at the Default Rate, to each Exercising Lender (with such payments to be allocated between the Exercising Lenders on a pro rata basis based on the total amount of the Put Price payable to each such Exercising Lender) and the Parent shall use commercially reasonable efforts to remove the restriction preventing it from paying the entire Put Price.

(ii) Issuance of Promissory Note. To cause the Parent and its Subsidiaries to issue their joint and several senior subordinated promissory note to the order of each Exercising Lender in the amount of the Put Price for the Put Securities held by such Exercising Lender and subject to the Put, calculated as of the date of the issuance of such promissory note, in form and substance reasonably satisfactory to the Exercising Lender, with a maturity date of twelve (12) months from the date of the Put Notice delivered by the Exercising Lender and an interest rate equal to the Default Rate; or

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(iii) Rescission of Put. To rescind the exercise by such Exercising Lender of the Put pursuant to this Section 6.16 in whole or in part at the option of the Exercising Lender with the result that the Exercising Lender may require the Parent to purchase its Put Securities at any time thereafter in accordance with the provisions of this Section 6.16; provided, that nothing contained in this Section 6.16(g) (including, without limitation, the provisions of clauses (i), (ii) and (iii) above) shall limit the rights and remedies available to the Exercising Lenders for any failure to purchase the Put Securities as required pursuant to this Section 6.16 (it being understood and agreed that any such failure to purchase shall constitute a material breach of this Agreement by the Parent).

(h) Reinstatement; Continuation of Rights Upon Default. In the event that the Parent shall default in the payment of any portion of the Put Price, then, in addition to any other rights and remedies of the Exercising Lender which may be available herein or in any of the other Loan Documents (or at law or in equity), the Put Securities subject to the put shall remain vested with the Exercising Lender and the Exercising Lender shall continue to have the rights of a holder of Parent Securities hereunder.

(i) Surviving Affirmative and Negative Covenants. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, so long as any Lender holds any Put Securities hereunder, Parent has any obligations under this Section 6.16 and notwithstanding any prior repayment in full of the Senior Subordinated Notes thereunder, the Companies covenant and agree that they will continue to comply, and cause their Subsidiaries to continue to comply, with the following covenants contained in this Agreement notwithstanding the repayment in full of the Senior Subordinated Notes: Section 6.1, Section 6.5, Section 6.6(a), Section 6.8, Section 6.14, Section 6.15, Section 7.1, Section 7.2, Section 7.4, Section 7.6, Section 7.7, Section 7.13 and Section 7.15. By way of clarification, upon repayment in full of the Senior Subordinated Notes, the Companies and their Subsidiaries shall only be required to comply with those affirmative and negative covenants identified in the immediately preceding sentence.”

9. Amendment to Reservation of Parent Units. Section 6.17 of the Purchase Agreement is hereby amended and restated and shall read in its entirety as follows:

“6.17 “Reservation of Parent Securities. On the Conversion Date, Parent will, to the extent applicable, reserve and thereafter keep reserved, at all times sufficient shares of LTN Common Stock for issuance to Brookside II and Calvert upon exercise of the Warrants, which reserved Parent Securities, when issued and delivered upon exercise of the Warrants, shall be validly issued, fully-paid, non-assessable and free and clear of Liens.”

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10. Internal Controls. Section 6.24 of the Purchase Agreement is hereby added to the Purchase Agreement and shall read in its entirety as follows:

“6.24 Internal Controls. From and after the consummation of the SEC Transaction:

(a) Companies have established and shall maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to Companies is made known to Companies’ principal executive officers and their principal financial officers or persons performing similar functions by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as a date within ninety (90) days prior to the filing of Parent’s most recent annual or quarterly report filed with the SEC; and (iii) are effective in all material respects to perform the functions for which they were established;

(b) Based on the evaluation of its disclosure controls and procedures, no Company is aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Companies’ ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Companies’ internal controls.

(c) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(d) The Companies and their Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their property or business operations non-compliance with which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Neither any Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.”

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11. Amendment to Restricted Payments; Acquisition or Issuance of Securities. Subsection 7.4(i) of the Purchase Agreement is hereby amended and restated and shall read in its entirety as follows:

“(i) the Parent may issue Parent Securities for the purpose of raising additional equity capital that is required for the Companies’ business so long as (i) the issuance is approved by the Board, (ii) the Lenders have the pre-emptive right to purchase their respective pro-rata share of such Parent Securities in accordance with the provisions of Section 6.15, (iii) the issuance is dilutive on a proportionate basis to other holders of Parent Securities (determined on an as-converted or as-exercised, as appropriate, basis) and (iv) the issuance does not give rise to a Change of Control; and”

12. Board Fees; Management Fees.

(a) Board Fees. In addition to Board fees permitted under Section 7.7 of the Purchase Agreement, from and after the Reorganization, the Parent may pay to non-employee Board members additional fees for their service as Board members in the ordinary course of the Parent’s business in an aggregate amount not to exceed $175,000 in any fiscal year (or $43,750 in any fiscal quarter), and provided further that no Default or Event of Default has occurred or would be caused thereby.

(b) Management Fees. From and after the Reorganization, no Company or any Subsidiary shall pay any Management Fees (otherwise permitted by Section 7.16 of the Purchase Agreement) to any Person without the prior written consent of the Lenders.

13. Address Change Transaction. The address of the Companies under Section 9.2 of the Purchase Agreement and all other Loan Documents is hereby changed to the following: 5000 Legacy Drive, Suite 350, Plano, TX 75024.

14. Amendment to the Other Loan Documents. The other Loan Documents are hereby amended to the extent necessary to be consistent with the foregoing amendments to the Purchase Agreement.

15. Release of Guarantor. Upon the consummation of the Merger Transaction and assumption by LTN Staffing of all of the liabilities of Parent as a result thereof, Lenders shall be deemed to have automatically released Parent from any and all obligations under that certain Second Amended and Restated Guaranty dated as of May 28, 2013 made by Parent in favor of Lenders, as amended, restated, modified or supplemented and in effect from time to time, guarantying the obligations of Borrowers to Lenders, at which time such Guaranty shall be of no further force or effect.

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16. Transfer of Subdebt Stock and Warrant Stock. In the event that the Lenders assign or transfer any of their respective right, title and interest in and to the Subdebt Stock or Warrant Stock, the Companies covenant and agree to cause the Board to consent to such transfer free of any lock-step, standstill or similar restrictions contained in the Certificate of Incorporation of the Parent.

17. Consent to Subject Transactions. Subject to the terms and conditions hereof, including, without limitation, the satisfaction of each of the conditions set forth in Section 20 hereof and in the paragraph below, Lenders hereby consent to the Subject Transactions. The consent set forth herein shall be effective only in the specific instance and for the specific purpose set forth herein and shall neither extend to any other violations under, or default of, the Purchase Agreement or any of the other Loan Documents, nor shall this consent prejudice any rights or remedies of Lenders under the Purchase Agreement or any of the other Loan Documents with respect to matters not specifically addressed hereby.

Lenders’ consent shall be subject to the satisfaction of each of the following:

(a)	Companies shall deliver to Lenders executed copies of all documents and resolutions evidencing and approving the Subject Transactions promptly upon request by Lenders, including, without limitation, the executed Reorganization Agreement and all schedules and exhibits thereto;

(b)	promptly upon their filing and adoption, as applicable, Companies shall deliver to Lenders a Secretary’s Certificate in form and substance acceptable to Lenders, together with true, correct and complete copies of the Certificate of Merger, the Certificate of Conversion and the Certificate of Incorporation, each as filed with the Delaware Secretary of State, evidencing the Merger Transaction and the Conversion Transaction, a copy of the By-Laws of LTN Staffing adopted pursuant to the Reorganization, an incumbency certificate and a copy of the resolutions approving the Merger Transaction and the Conversion Transaction;

(c)	LTN Staffing shall deliver to Lenders a true, correct and complete copy of the registration statement filed with the SEC and each amendment thereto, promptly upon filing thereof;

(d)	within three (3) business days following filing thereof, copies of the Certificate of Merger, the Certificate of Conversion and LTN Staffing’s Certificate of Incorporation, certified by the Delaware Secretary of State, and a good standing certificate for LTN Staffing issued by the Delaware Secretary of State;

(e)	within thirty (30) days following the Reorganization, evidence satisfactory to Lenders that LTN Staffing has amended its qualification to do business in Texas to reflect its change of name and conversion to a corporation pursuant to the Reorganization and a good standing certificate for LTN Staffing under its new name issued by the Secretary of State of Texas;

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(f)	Within two (2) business days, LTN Staffing shall have executed and delivered the Brookside II A/R Warrant to Brookside II in the form of Exhibit “A” attached hereto and the Calvert A/R Warrant to Calvert in the form of Exhibit “B” attached hereto;

(g)	LTN Staffing shall deliver to Lenders a capitalization table of LTN Staffing after giving effect to the Subject Transactions showing the ownership of all Parent Securities on a Fully-Diluted Basis (including the SubDebt Stock, Calvert Purchased Stock and the Warrants being acquired by Brookside II and Calvert in connection herewith);

(h)	LTN Staffing shall deliver to the Lenders original share certificates, in form and substance satisfactory to the Lenders, evidencing the SubDebt Stock and Calvert Purchased Stock to which such Lender is entitled to receive; and

(i)	LTN Staffing shall cause a Tax Distribution to be made to the Lenders for the tax period beginning January 1, 2013 and ending on the effective date of the Reorganization.

Each Borrower hereby acknowledges, agrees and consents to Lenders filing such UCC-1 and UCC-3 amendment financing statements in connection with the Subject Transactions as deemed necessary by Lenders.

18. Confirmation of Subordinated Indebtedness.

(a) Amount of Senior Subordinated Indebtedness. The Companies hereby confirm, acknowledge and agree that as of the date hereof the aggregate outstanding balance of the Senior Subordinated Loans is as set forth on Schedule 18(a) attached hereto.

(b) Companies’ Ratifications and Confirmations. Each Company hereby ratifies, confirms and acknowledges that (i) the Loan Documents are each in full force and effect as of the date hereof, (ii) the Loan Documents to which it is a party constitute its valid and legally binding obligations, (iii) no Event of Default (as defined under any of the Loan Documents), or event which if continuing would constitute an Event of Default or event which with the passage of time or giving of notice or both would constitute an Event of Default, has occurred under any of the Loan Documents, and (iv) the Loan Documents are enforceable against it in accordance with their respective terms.

(c) No Claims or Set-Off Rights of Companies. EACH COMPANY HEREBY CONFIRMS AND AGREES THAT IT HAS NO CLAIM, CAUSE OF ACTION, DEFENSE, SET-OFF, COUNTERCLAIM OR CHALLENGE OF ANY KIND OR NATURE WHATSOEVER AGAINST THE PAYMENT OF ANY OF THE SUMS OWING UNDER ANY OF THE INDEBTEDNESS REFERRED TO IN SECTION 18(a) OR THE TERMS OF ANY OF THE OTHER LOAN DOCUMENTS OR THE ENFORCEMENT OR VALIDITY OF ANY OF THE FOREGOING, AND DOES HEREBY REMISE, RELEASE AND FOREVER DISCHARGE ANY AND ALL SUCH CLAIMS, CAUSES OF ACTION, DEFENSES, SET-OFFS, COUNTERCLAIMS OR CHALLENGES.

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19. Consent to Disclosure. The Lenders hereby consent to the disclosure of certain details concerning the Purchase Agreement, the Transactions and the nature of the Lenders’ ownership of the Parent Securities in the S-1 registration statement filed with the SEC in the form previously furnished to Lenders.

20. Representations and Warranties. Each Company hereby represents, warrants and covenants to Lenders that:

(a) Authorization. Each Company is duly authorized to execute and deliver this First Amendment and all deliveries required hereunder and to perform its obligations under the Purchase Agreement and the other Loan Documents.

(b) No Conflicts. The execution and delivery of this First Amendment and all deliveries required hereunder, and the performance by each Company of its obligations under the Purchase Agreement and the other Loan Documents do not and will not conflict with any provision of law or of the charter or by-laws, operating agreement or partnership agreement of any Company or of any agreement binding upon any Company.

(c) Validity and Binding Effect. This First Amendment, the Purchase Agreement and the other Loan Documents are a legal, valid and binding obligation of each Company, enforceable against such Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

(d) Closing Fees; Broker’s Commissions. There are no brokerage commission, investment banking, financial advisory or similar compensation that is due or will become due by any Company to any Person by reason of the Subject Transactions.

(e) Current Capital Structure of LTN Staffing; Organizational Documents. After giving effect to the Reorganization, the authorized capital of LTN Staffing upon the Conversion Date is as set forth and described on Schedule 20(e) attached hereto. All Parent Securities that are issued and outstanding as of the date hereof are set forth on Schedule 20(e) attached hereto, are validly issued, fully paid and non-assessable and there are no options, calls, warrants, or other securities, rights or Capital Stock equivalents outstanding, which are convertible into, exercisable for or relate to, Parent Securities, except as indicated on Schedule 20(e) attached hereto. None of the Parent Securities have been issued in contravention of the Purchase Agreement or the other Loan Documents. After giving effect to the Reorganization, there are and will be no stockholders’ agreements, investor rights or similar agreements with any of the stockholders of the Parent.

(f) Representations and Warranties. As of the date hereof, the representations and warranties in the Purchase Agreement and the other Loan Documents are true and correct in all material respects as though made on such date, (other than representations and warranties that are qualified by materiality and Material Adverse Effect, which shall have been accurate in all respects as of such date) except where a different date is specifically indicated, and except as necessary to give effect to this First Amendment.

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21. Conditions to Effectiveness. Subject to the terms and conditions hereof, including, without limitation, the satisfaction of each of the conditions set forth in Section 17 hereof, this First Amendment shall be deemed to be effective as of the date hereof (the “First Amendment Effective Date”), and the effectiveness of this First Amendment shall be subject to, the satisfaction of all of the following conditions:

(a) First Amendment. This First Amendment, duly authorized and fully executed by each Company and the Lenders, and such other agreements, documents and instruments (including, without limitation, ratifications of or amendments to any other Loan Document), as the Lenders may reasonably require, shall have been delivered to Lenders.

(b) Senior Loan Agreement Amendment. (i) A fully executed copy of the Senior Loan Agreement Amendment shall have been delivered to the Lenders; and (ii) fully executed copies of all agreements, documents and instruments executed and/or delivered in connection with or required pursuant to the Senior Loan Agreement Amendment shall have been delivered to the Lenders and shall be reasonably satisfactory to the Lenders.

(c) Senior Lender Subordination Agreement. The Senior Lender Subordination Agreement shall have been amended to, among other things, consent to the Subject Transactions, which amendment or restatement shall be satisfactory, in form and substance, to the Lenders.

(d) LTN Staffing Resolutions. Resolutions shall have been adopted by LTN Staffing’s members authorizing the execution, delivery and performance of this First Amendment and the other documents to be delivered in connection herewith, and a copy thereof, certified by a member of LTN Staffing, together with a certificate of a member of LTN Staffing stating that there have been no amendments, modifications or changes to LTN Staffing’s Certificate of Formation or Limited Liability Company Agreement since the Closing Date of the Purchase Agreement, shall have been delivered to Lenders.

(e) BG Staffing Resolutions. Resolutions shall have been adopted by BG Staffing’s members authorizing the execution, delivery and performance of this First Amendment and the other documents to be delivered in connection herewith, and a copy thereof, certified by a member of BG Staffing, together with a certificate of a member of BG Staffing stating that there have been no amendments, modifications or changes to BG Staffing’s Certificate of Formation or Limited Liability Company Agreement since the Closing Date of the Purchase Agreement, shall have been delivered to Lenders.

(f) BG Staffing Resolutions for BG Personnel Services. Resolutions shall have been adopted by BG Staffing’s members authorizing the execution, delivery and performance of this First Amendment and the other documents to be delivered in connection herewith, on behalf of and as the general partner of BG Personnel Services, certified by a member of BG Staffing, together with a certificate of a member of BG Staffing stating that there have been no amendments, modifications or changes to BG Personnel Services’ Certificate of Limited Partnership or Limited Partnership Agreement, or to BG Staffing’s Certificate of Formation or Limited Liability Company Agreement, in each case since the Closing Date of the Purchase Agreement, shall have been delivered to Lender.

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(g) BG Staffing Resolutions for BG Personnel. Resolutions shall have been adopted by BG Staffing’s members authorizing the execution, delivery and performance of this First Amendment and the other documents to be delivered in connection herewith, on behalf of and as the general partner of BG Personnel, certified by a member of BG Staffing, together with a certificate of a member of BG Staffing stating that there have been no amendments, modifications or changes to BG Personnel’s Certificate of Limited Partnership or Limited Partnership Agreement, or to BG Staffing’s Certificate of Formation or Limited Liability Company Agreement, in each case since the Closing Date of the Purchase Agreement, shall have been delivered to Lenders.

(h) B G Staff Services Resolutions. Resolutions shall have been adopted by B G Staff Services’ Board of Directors authorizing the execution, delivery and performance of this First Amendment and the other documents to be delivered in connection herewith, and a copy thereof, certified by the corporate secretary of B G Staff Services, together with a certificate of the corporate secretary of B G Staff Services stating that there have been no amendments, modifications or changes to B G Staff Services’ Articles of Incorporation or By-Laws since the Closing Date of the Purchase Agreement, shall have been delivered to Lenders.

(i) Additional Documents. Such other documents, instruments or agreements as Lenders may reasonably request in order to effectuate fully the transactions contemplated herein shall have been duly executed and delivered to Lenders.

(j) Reimbursement of Expenses. The Companies shall have reimbursed the Lenders for those costs and expenses for which reimbursement is required under Section 22 hereof concurrently with the closing of the transactions contemplated by this First Amendment.

22. Costs and Expenses. The Companies shall jointly and severally pay all costs and expenses in connection with the preparation of this First Amendment and other related loan documents, including, without limitation, reasonable attorneys’ fees, such payment to be made (i) concurrently or substantially concurrently with the execution and delivery of this First Amendment and related documents for costs and expenses incurred through the date hereof, and (ii) within ten (10) after presentation of an invoice for all other costs and expenses.

23. Opinion Letter. Each Company covenants and agrees that in the event there are any future amendments to, modifications of, or any amendment and restatements of, the Purchase Agreement or any of the other Loan Documents, such Company shall cause to be delivered to the Lenders in connection therewith an opinion letter from Companies’ counsel (including local Delaware counsel), in form and substance acceptable to the Lenders; provided, however, nothing herein shall be construed in any way as an agreement, intention, proposal or commitment by the Lenders, nor shall anything set forth herein bind the Lenders in any way, to amend, modify or amend and restate this Agreement or any of the other Loan Documents at any time in the future in any respect.

24. Reliance on Certificates. The Lenders are entitled to rely upon the officer and related certificates provided by the Companies to the Senior Lenders on the date hereof for the purpose of satisfying those conditions set forth in Sections 21(f) through 21(i) hereof.

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25. Miscellaneous.

(a) Recitals; Captions. The WHEREAS clauses at the beginning of this First Amendment are part of this Amendment. Section captions and headings used in this First Amendment are for convenience only and are not part of and shall not affect the construction of this First Amendment.

(b) Governing Law. This First Amendment shall be a contract made under and governed by the laws of the State of Delaware, without regard to conflict of laws principles. Whenever possible, each provision of this First Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this First Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this First Amendment.

(c) Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document. This First Amendment, to the extent signed and delivered by means of a facsimile machine or by other electronic transmission of a manual signature (by portable document format (pdf) or other method that enables the recipient to reproduce a copy of the manual signature), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Neither party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

(d) Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(e) References. From and after the effective date of this First Amendment, any reference to the Purchase Agreement or the other Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this First Amendment shall be deemed to include this First Amendment unless the context shall otherwise require.

(f) Release of Claims. In consideration for the Lenders’ agreements contained herein, each Company hereby irrevocably releases and forever discharges each Lender and its Affiliates, subsidiaries, successors, assigns, directors, officers, general partners, employees, managers, agents, consultants and attorneys (each a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Company ever had or now has against either Lenders or any other Released Person which relates, directly or indirectly, to any acts or omissions of either Lenders or any other Released Person related to the Purchase Agreement or any other Loan Document on or prior to the date of this First Amendment.

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(g) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this First Amendment are not intended to and do not serve to effect a novation as to the Purchase Agreement. The parties hereto expressly do not intend to extinguish the Purchase Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness and other Obligations created under the Purchase Agreement and other Loan Documents. The Purchase Agreement and each of the other Loan Documents, except as modified hereby, remain in full force and effect and are hereby reaffirmed in all respects.

(h) Waiver of Right to Jury Trial. EACH COMPANY AND LENDERS WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS FIRST AMENDMENT, (b) ARISING UNDER ANY OF THE OTHER LOAN DOCUMENTS OR (c) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY COMPANY, WITH RESPECT TO THIS FIRST AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, EACH COMPANY AND LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS FIRST AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH COMPANY AND EACH LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH COMPANY ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION 25(h), THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION 25(h).

(i) Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. Each Lender hereby notifies each Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and each Lender’s policies and practices, each Lender is required to obtain, verify and record certain information and documentation that identifies such Company, which information includes the name and address of such Company and such other information that will allow each Lender to identify such Company in accordance with the Act. In addition, each Company shall (a) ensure that no person who owns a controlling interest in or otherwise controls such Company or any subsidiary of such Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Senior Subordinated Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first set forth above.

COMPANIES:

LTN ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

LTN STAFFING, LLC, a Delaware limited liability company

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

BG STAFFING, LLC, a Delaware limited liability company

By:	LTN Staffing, LLC, a Delaware limited liability company, its sole member

	By:	/s/ L. Allen Baker, Jr.
	Name:	L. Allen Baker, Jr.
	Title:	President and Chief Executive Officer

BG PERSONNEL SERVICES, LP, a Texas limited partnership

By:	BG Staffing, LLC, a Delaware limited liability company, its General Partner

	By:	LTN Staffing, LLC, a Delaware limited liability company, its sole member

		By:	/s/ L. Allen Baker, Jr.
		Name:	L. Allen Baker, Jr.
		Title:	President and Chief Executive Officer

BG PERSONNEL, LP, a Texas limited partnership

By:	BG Staffing, LLC, a Delaware limited liability company, its General Partner

	By:	LTN Staffing, LLC, a Delaware limited liability company, its sole member

		By:	/s/ L. Allen Baker, Jr.
		Name:	L. Allen Baker, Jr.
		Title:	President and Chief Executive Officer

B G STAFF SERVICES INC., a Texas corporation

By:	/s/ L. Allen Baker, Jr.
Name:	L. Allen Baker, Jr.
Title:	President and Chief Executive Officer

LENDERS:

LEGG MASON SBIC MEZZANINE FUND, L.P.

By:	Legg Mason SBIC Mezzanine Fund Management, LLC, its sole General Partner

	By:	/s/ Andrew L. John
	Name:	Andrew L. John
	Title:	Member

BROOKSIDE PECKS CAPITAL PARTNERS, L.P.

By:	Brookside Pecks Management, LLC, its sole General Partner

	By:	/s/ David Buttlow
	Name:	David Buttlow
	Title:	Managing Director

BROOKSIDE MEZZANINE FUND II, L.P.

By:	Brookside Mezzanine Partners II, LLC, its General Partner

	By:	/s/ Corey Sclar
	Name:	Corey Sclar
	Title:	Managing Director

Exhibit “A”

Brookside II A/R Warrant

In form and substance satisfactory to the Lenders.

Exhibit “B”

Calvert A/R Warrant

In form and substance satisfactory to the Lenders.

Schedule 18(a)

Amount of Senior Subordinated Indebtedness

Fund	Principal (as of 10/1/13 capitalization date)	Accrued Interest (as of 11/1/13)
Brookside Pecks Capital Partners, LP	$4,674,288.52	$56,351.14 (includes amount to be paid in cash at 1/1/14 and amount to be added to principal balance)
Brookside Mezzanine Fund II, LP	$4,028,261.98	$48,562.94 (includes amount to be paid in cash at 1/1/14 and amount to be added to principal balance)

Schedule 20(e)

Updated Parent Capitalization Table Post-Conversion